UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2006
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-8520 (Commission File Number)	52-1145429 (IRS Employer Identification No.)
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
(712) 277-1340
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On May 26, 2006, Michael L. Bennett, President and Chief Executive Officer of Terra Industries Inc. (the “Company”), entered into a stock trading plan to sell shares of the Company’s stock for the purpose of asset diversification and liquidity. The plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Under the plan, Mr. Bennett may sell up to 42,500 shares of Company stock which he currently owns beginning in June 2006. The plan provides for sales of specified share amounts in specified periods, subject to specified limitations, and is scheduled to terminate in May 2007. Sales of shares will be reported through Form 144 and Form 4 filings with the Securities and Exchange Commission.
     Rule 10b5-1 permits corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications, transactions or other activities under Mr. Bennett’s plan or the plan of any other officer or director.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.
/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and Corporate Secretary

Date: June 1, 2006